Exhibit 10.5.4

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 10th day of December, 2013 (the “Third Amendment Effective Date”), by and between Silicon Valley Bank (“Bank”) and Carbylan Biosurgery, Inc., a Delaware corporation (“Borrower”) whose address is 3181 Porter Drive, Palo Alto, CA 94304.

RECITALS

A.       Bank and Borrower have entered into that certain Loan and Security Agreement dated as October 26, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.       Bank has made the First Growth Capital Advance. Borrower has requested that Bank amend the Loan Agreement to (i) extend the availability of the Second Growth Capital Advance, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.       Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.       Amendments to Loan Agreement.

2.1       Sections 2.1.2(a) and (b) (Growth Capital Advances). Sections 2.1.2(a) and (b) of the Loan Agreement are amended in their entirety to read as follows:

(a)     Availability. Subject to the terms and conditions of this Agreement: (i) Bank agrees to lend to Borrower from time to time prior to the Growth Capital Commitment Termination Date, two advances (each a “Growth Capital Advance” and collectively the “Growth Capital Advances”) in an aggregate original principal amount not to exceed the Growth Capital Advance Commitment; (ii) the first Growth Capital Advance, shall be in an amount of Three Million ($3,000,000) (the “First Growth Capital Advance”) and shall be available until two (2) Business Days after the Third Amendment Effective Date and the proceeds of the First Growth Capital Advance shall be used to prepay all Term Loans pursuant to Section 2.1.1(e) with the remaining proceeds to be delivered to Borrower; and (iii) the second Growth Capital Advance, shall be in an amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the “Second Growth Capital Advance”) and shall be available from June 30, 2013 through January 31, 2014 and only so long as the Second Growth Capital Advance Condition has occurred. The “Second Growth Capital Advance Condition” means that, on or before January 31, 2014, Borrower or its investors have presented evidence satisfactory to Bank that (i) Borrower has begun treating the first patient in its Phase II-B clinical study, or (ii) Borrower has received guidance from the FDA that Borrower can pursue approval of its product as a Medical Device. When repaid, the Growth Capital Advances may not be re-borrowed. Bank’s obligation to lend hereunder shall terminate on the Growth Capital Commitment Termination Date.

(b)     Repayment. For the First Growth Capital Advance: (i) Borrower shall make monthly payments of interest only commencing on the first day of the month following the month in which the Funding Date occurs with respect to the First Growth Capital Advance and continuing thereafter on the first day of each successive calendar month through and including January 1, 2014 (or April 30, 2014 if the Second Growth Capital Advance Condition occurs), (ii) commencing on February 1, 2014 (or May 1, 2014 if the Second Growth Capital Advance Condition occurs), and continuing thereafter on the first day of each successive calendar month through and including the Growth Capital Advance Maturity Date, Borrower shall make twenty-nine (29) equal monthly payments of principal and interest which would fully amortize the First Growth Capital Advance, and (iii) all unpaid principal and accrued and unpaid interest is due and payable in full on the Growth Capital Advance Maturity Date with respect to the First Growth Capital Advance. For the Second Growth Capital Advance: (i) Borrower shall make monthly payments of interest only commencing on the first day of the month following the month in which the Funding Date occurs with respect to the Second Growth Capital Advance and continuing thereafter on the first day of each successive calendar month through and including April 30, 2014, (ii) commencing on May 1, 2014 and continuing thereafter on the first day of each successive calendar month through and including the Growth Capital Advance Maturity Date, Borrower shall make twenty-nine (29) equal monthly payments of principal and interest which would fully amortize the Second Growth Capital Advance, and (iii) all unpaid principal and accrued and unpaid interest is due and payable in full on the Growth Capital Advance Maturity Date with respect to the Second Growth Capital Advance. Each date that a monthly payment of principal and interest is due as to a Growth Capital Advance shall be referred to herein as a “Growth Capital Scheduled Payment Date” and each scheduled monthly payment of principal and interest as to a Growth Capital Advance shall be referred to herein as “Growth Capital Scheduled Payment,” and collectively, “Growth Capital Scheduled Payments.” Growth Capital Advances may only be prepaid in accordance with Sections 2.1.2(d) and 2.1.2(e).

2.2       Section 8.1 (Payment Default). Section 8.1 of the Loan Agreement is amended in its entirety to read as follows:

Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date or the Growth Capital Advance Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

2.3       Section 13 (Definitions). The following terms and their respective definitions are added in Section 13.1 in proper alphabetical order:

“Third Amendment” is the Third Amendment to Loan and Security Agreement by and between Bank and Borrower.

“Third Amendment Effective Date” is defined in the Third Amendment.

2.4       Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Growth Capital Commitment Termination Date” is: (a) for the First Growth Capital Advance, the earliest of (i) two (2) Business Days after the Third Amendment Effective Date, or (ii) an Event of Default; and (b) for the Second Growth Capital Advance, the earlier of (i) January 31, 2014 or (ii) an Event of Default.

3.       Limitation of Amendments.

3.1       The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2       This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the

Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.       Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1       Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2       Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3       The organizational documents of Borrower delivered to Bank prior to the Third Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7       This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.       Bank Expenses. Borrower shall pay to Bank all Bank Expenses (including reasonable attorneys’ fees and reasonable expenses for documentation and negotiation of this Amendment) incurred through and after the Third Amendment Effective Date, when due.

6.       Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.       Effectiveness. This Amendment shall be deemed effective as of the Third Amendment Effective Date upon the due execution and delivery to Bank of this Amendment by each party hereto.

8.       Amendments in Writing; Integration. This Amendment is a Loan Document. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Amendment and the Loan Documents.

9.       Governing Law; Venue. The provisions of Section 11 of the Loan Agreement apply to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

CARBYLAN BIOSURGERY, INC.

By: /s/ David M. Renzi

Name: David M. Renzi

Title: President & CEO

BANK:

SILICON VALLEY BANK

By: /s/ Jason Hughes

Name: Jason Hughes

Title: Managing Director